Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (No. 333-106717) on Form S-8 of TVI Corporation of our report dated March 7, 2006, relating to our audit of the financial statements of Signature Special Event Services, LLC as of and for the years ended December 31, 2005, and 2004 and for the period from March 1, 2003 (date of inception) to December 31, 2003 included in this Current Report on Form 8-K/A.

/s/ McGladrey & Pullen, LLP

Frederick, Maryland

January 16, 2007